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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               D.R. HORTON, INC.
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            (Exact Name of Registrant as Specified in its Charter)


             Delaware                                     75-2386963
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(State of Incorporation or Organization)     (IRS Employer Identification No.)

   1901 Ascension Blvd., Suite 100
          Arlington, Texas                                  76006
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(Address of principal executive offices)                 (zip code)


If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]

Securities Act registration statement file
number to which this form relates:                      -----------------
                                                         (If Applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                  Name of Each Exchange on Which
          to be so Registered                       Each Class is to be
          -------------------                            Registered
                                                    -------------------

      10% Senior Notes Due 2006                  New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     Pursuant to the Agreement and Plan of Merger, dated as of December 18, 1997, between the Registrant and Continental Homes Holding Corp., a Delaware corporation ("Continental"), subject to stockholder approval of the two companies, Continental will merge with and into the Registrant (the "Merger"), with the Registrant as the surviving corporation. The 10% Senior Notes Due 2006 (the "Securities") were issued by Continental on April 18, 1996 and on January 30, 1997 in the aggregate principal amount of $150,000,000. As of the date hereof, the Securities are outstanding in the aggregate principal amount of $150,000,000. On the effectiveness of the Merger (the "Effective Time"), the Registrant, as successor to Continental, will assume all the obligations of Continental under the Securities and the Indenture, dated as of April 15, 1996, between Continental, the guarantors party thereto, and First Union National Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of April 20, 1998, between the Registrant, the guarantors party thereto and the Trustee, pursuant to which the Securities were issued.
The Securities are described in the information set forth under the caption entitled "Description of Senior Notes" in the Prospectus previously filed by Continental pursuant to Rule 424(b) (Registration No. 333-20527) January 31, 1997 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2.  Exhibits.
         --------

Exhibit No.       Description
-----------       -----------------
1                 Indenture, dated as of April 15, 1996, between Continental, the guarantors party thereto, and First Union National Bank, as trustee, incorporated herein by reference from Exhibit 4.1 to Continental's Form 10-K filed with the Securities and Exchange Commission on August 23, 1996 (SEC File No. 001-
                  10700).

2* Form of First Supplemental Indenture, dated as of April 20, 1998, among D.R. Horton, Inc., the guarantors party thereto, and First Union National Bank, as trustee.


*                 Filed herewith.
-----------------------------------


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                D.R. HORTON, INC.

Date:  April 13, 1998                          By: /s/ DAVID J. KELLER
                                                   -----------------------------
                                                           David J. Keller
                                                       Chief Financial Officer

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                                 EXHIBIT INDEX
                                 -------------




EXHIBIT         DESCRIPTION OF EXHIBIT
-------         ----------------------
1               Indenture, dated as of April 15, 1996, between Continental, the guarantors party thereto, and First Union National Bank, as trustee, incorporated herein by reference from Exhibit 4.1 to Continental's Form 10-K filed with the Securities and Exchange
                Commission on August 23, 1996 (SEC File No. 001-10700).

2* Form of First Supplemental Indenture, dated as of April 20, 1998, among D.R. Horton, Inc., the guarantors party thereto, and First Union National Bank, as trustee.

*               Filed herewith.

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